UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2024

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 29, 2024 (the “Annual Meeting”). Stockholders acted on the following items of business at the Annual Meeting:

1.       The following nominees for Director were elected to serve until the 2025 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	47,847,451	241,516	117,081	4,239,991
Shelly M. Esque	47,825,724	277,457	102,867	4,239,991
Jeffrey Kightlinger	47,604,734	485,917	115,397	4,239,991
Martin A. Kropelnicki	45,909,661	2,191,908	104,479	4,239,991
Thomas M. Krummel, M.D.	46,266,752	1,834,280	105,016	4,239,991
Yvonne A. Maldonado, M.D.	47,836,076	279,827	90,145	4,239,991
Scott L. Morris	46,585,519	1,510,166	110,363	4,239,991
Charles R. Patton	47,719,452	381,282	105,314	4,239,991
Carol M. Pottenger	47,842,639	266,824	96,585	4,239,991
Lester A. Snow	47,172,744	924,214	109,090	4,239,991
Patricia K. Wagner	47,869,511	235,829	100,708	4,239,991

2.       The advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,178,612	1,866,216	161,220	4,239,991

3.       The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,261,618	1,060,279	124,142	-

4.        The approval of the Group’s 2024 Equity Incentive Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,833,988	1,198,006	174,054	4,239,991

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 31, 2024	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Chairman, President & Chief Executive Officer